Exhibit 99.1

INVESTOR RELATIONS CONTACT:

Julie Patterson

Sr. Director of SEC Reporting, StarTek, Inc.

303-262-4587

julie.patterson@startek.com

StarTek, Inc. Announces an Expanded $20 Million Credit Facility with Wells Fargo Bank

DENVER, CO — February 28, 2012 - StarTek, Inc. (NYSE:SRT), a leading provider of business process outsourcing services, today announced that it has signed an agreement with Wells Fargo Bank, N.A. for a three-year $20 million secured revolving credit facility.  The amount the Company may borrow under the revolving credit facility is subject to a borrowing base calculation, and has an initial availability of $10 million, with the flexibility to borrow up to $20 million at the Company’s option.  The facility will replace the Company’s $7.5 million secured line of credit with UMB Bank, which was to expire in August 2012.  The interest rate on borrowings will decrease from LIBOR plus 3.75% to LIBOR plus 2.50%-3.00% under the new agreement.

Chad Carlson, StarTek’s President and Chief Executive Officer commented, “We are pleased to have secured this expanded credit facility and to be working with Wells Fargo Bank.  We believe the new facility is an important component of our capital structure and provides the flexibility required to fund our growth and execute on our strategic initiatives.”

About StarTek

StarTek, Inc. (NYSE: SRT) is a global provider of business process outsourcing services with over 9,000 employees committed to making a positive impact on our clients’ business results for 25 years and counting.  Our company mission is to enable and empower our Brand Warriors to fight for our clients’ brands every day to bring value to our stakeholders. We accomplish this by developing goal congruency with our clients’ business objectives resulting in a trusted partnership.  The StarTek Advantage is the sum total of our culture, customized solutions and processes that solve our clients’ service challenges.  It drives improved customer experiences and reduced costs.  StarTek has proven results for the multiple services we provide including sales, order management and provisioning, customer care, technical support, receivables management, and retention programs.  We manage programs using a variety of multi-channel customer interaction capabilities including voice, chat, email, IVR and back-office support.  StarTek has delivery centers in the U.S., Philippines, Canada, Costa Rica and Honduras and virtually through its StarTek@Home workforce.  For more information, visit www.StarTek.com or call +1 303.262.4500.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.   As described below, such statements are subject to a number of risks and uncertainties that could cause StarTek’s actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on two significant customers, consolidation by our clients, the concentration of our business in the telecommunications industry, pricing pressure, maximization of capacity utilization, lack of success of our clients’ products and services, consolidation of vendors by our clients, interruptions to the Company’s business due to geopolitical conditions and/or natural disasters, foreign currency exchange risk, lack of minimum purchase requirements in our contracts, ability to hire and retain qualified employees, the timely development of new products or services, failure to implement new technological advancements, increases in labor costs, lack of wide geographic diversity, continuing unfavorable economic conditions, our ability to effectively manage growth, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information, risks inherent in the operation of business outside of North America, ability of our largest stockholder to affect decisions, stock price volatility, variation in quarterly operating results, inability to renew or replace sources of capital funding and, should we make acquisitions, the effective and timely integration of such acquisitions.  Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2010, as well as Item 1A. — Risk Factors and all other disclosures in the Company’s subsequent Form 10-Qs, filed with the Securities and Exchange Commission, for further information on risks and uncertainties that could affect StarTek’s business, financial condition and results of operation.